Exhibit 23




CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement Nos. 333-3946 and 333-3948 of Home Building Bancorp, Inc. on Form S-8, of our report dated October 23, 1996 contained in the Annual Report to Shareholders under Exhibit 13 to Home Building Bancorp, Inc.'s Annual Report on
Form 10-KSB for the fiscal year ended September 30, 1996.



/s/ Kemper CPA Group LLC


KEMPER CPA GROUP LLC
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Mt. Carmel, Illinois
December 23, 1996